UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2009

K-SWISS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA		91361
(Address of principal executive offices)		(Zip code)

818-706-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 2, 2009, K-Swiss Inc., a Delaware corporation (the “Company”), entered into an amendment of the Share Purchase and Shareholders’ Rights Agreement, dated as of May 16, 2008, by and among Christophe Mortemousque, Palladium SAS (“Palladium”) and the Company (the “Agreement”) providing for the purchase of the remaining 43% of the equity interest of Palladium from its shareholder for a total price of €5.0 million plus a future amount calculated based on a formula driven by Palladium’s EBITDA for the twelve months ended December 31, 2012, but not to exceed €6.7 million. The Company issued a press release announcing the foregoing transaction on June 3, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Amendment No. 1 to Share Purchase and Shareholders’ Rights Agreement.

99.1	Press Release dated June 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.

Date:	June 4, 2009	By:	/s/ GEORGE POWLICK
George Powlick
Vice President Finance, Chief Administrative
Officer, Chief Financial Officer, Secretary and
Director

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 1 to Share Purchase and Shareholders’ Rights Agreement.

99.1	Press Release dated June 3, 2009.